Exhibit 4.2

GLOBAL NOTE
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO IN THIS SECURITY AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR ITS NOMINEE. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES OF THIS SERIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF SUCH A TRANSFEREE OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF SUCH A TRANSFERROR AND ANY PAYMENT IS MADE TO SUCH A TRANSFEREE, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, SUCH A TRANSFERROR, HAS AN INTEREST HEREIN.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO THE SENIOR COMPANY INDEBTEDNESS (AS DEFINED IN THE INDENTURE REFERRED TO IN THIS SECURITY) AND, IN CERTAIN CIRCUMSTANCES, TO OTHER COMPANY OBLIGATIONS (AS DEFINED IN SUCH INDENTURE).

Exhibit 4.2

EVERBANK FINANCIAL CORP
6.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
No. R-1    CUSIP: 29977G AB8
$90,000,000    ISIN: US29977GAB86
EverBank Financial Corp, a Delaware corporation (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of NINETY MILLION AND NO/100s DOLLARS ($90,000,000.00) (or such other amount as set forth in the Schedule of Increases or Decreases in Note attached hereto) on March 15, 2026 (such date is hereinafter referred to as the “Maturity Date”) and to pay interest thereon when and as provided herein.
This Note will bear interest at a fixed rate of 6.00% per annum from and including March 14, 2016 to but excluding March 15, 2021 (or earlier redemption) (the “Fixed Rate Period”). Interest accrued on this Note during the Fixed Rate Period will be payable semi-annually in arrears on March 15 and September 15 of each year (each such date a “Fixed Period Interest Payment Date”), commencing on September 15, 2016.
This Note will bear a floating interest rate from and including March 15, 2021 to but excluding the Maturity Date (or earlier redemption) (the “Floating Rate Period”). The floating interest rate will be equal to Three-Month LIBOR for each applicable Floating Rate Interest Period plus 470.4 basis points. Interest accrued on this Note during the Floating Rate Period will be payable quarterly in arrears on March 15, June 15, September 15 and December 15, of each year (each such date, a “Floating Period Interest Payment Date”, together with a Fixed Period Interest Payment Date, an “Interest Payment Date”).
“Floating Rate Interest Period” shall mean, initially, the period from March 15, 2021 and ending on the day preceding the first Floating Rate Interest Payment Date occurring after such date and, thereafter, the period commencing on each Floating Rate Interest Payment Date and ending on the day preceding the next Floating Rate Payment Date.
“Three-Month LIBOR” means the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the relevant applicable quarterly Floating Rate Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that Floating Rate Interest Period will be determined by such alternate method as reasonably selected by the Company.
Interest will be computed on the basis of (i) a 360-day year consisting of twelve 30-day months during the Fixed Rate Period, and (ii) a 360-day year and the number of days actually elapsed in a Floating Rate Interest Period during the Floating Rate Period. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture,

2

Exhibit 4.2

be paid to the Person in whose name this Note, or any predecessor Note, is registered at the close of business on the Regular Record Date for such Interest Payment Date; provided that the interest due on the Maturity Date (whether or not an Interest Payment Date) of a Note of the series of Securities of which this Note is a part will be paid to the Person to whom principal of such Note is payable.
Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, which shall initially be the principal office of the Trustee located therein, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Security Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent shall have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of the relevant Note in the case of a payment of interest on the Maturity Date).
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
[Signature Page Follows]

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: March 14, 2016

Attested:                        EVERBANK FINANCIAL CORP

By:    /s/ Jean-Marc Corredor             By:    /s/ Steven J. Fischer
Name: Jean-Marc Corredor                 Name: Steven J. Fischer
Title: Senior Vice President                 Title: Senior Executive Vice President
and Chief Financial Officer

[Signature Page to Global Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.
Dated: March 14, 2016

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By/:    /s/ Patrick T. Giordano
Authorized Signatory

[Signature Page to Global Note]

REVERSE OF NOTE
EVERBANK FINANCAL CORP
6.00% FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE 2026
This Note is one of a duly authorized issue of Securities of the Company of a series designated as the “6.00% Fixed-to-Floating Rate Subordinated Notes due 2026” (herein called the “Notes”) initially issued in an aggregate principal amount of $90,000,000 on March 14, 2016. Such series of Securities has been established pursuant to, and is one of an indefinite number of series of subordinated debt securities of the Company issued or issuable under and pursuant to, the Indenture (the “Base Indenture”) dated as of June 30, 2015, between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee), as supplemented and amended by the First Supplemental Indenture between the Company and the Trustee, dated as of June 30, 2015, thereto (the “First Supplemental Indenture”) and the Second Supplemental Indenture between the Company and the Trustee, dated as of March 14, 2016, thereto (the “Second Supplemental Indenture” and the Base Indenture as supplemented and amended by the First Supplemental Indenture and the Second Supplemental Indenture the “Indenture”), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Persons in whose names Notes are registered on the Security Register from time to time and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern to the extent such terms, conditions and other provisions of this Note are not inconsistent with the terms, conditions and provisions made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.
All capitalized terms used in this Note and not defined herein that are defined in the Base Indenture or the Second Supplemental Indenture shall have the meanings assigned to them in the Base Indenture or the Second Supplemental Indenture. If any capitalized term used in this Note and defined herein is also defined in the Base Indenture or the Second Supplemental Indenture, in the event of any conflict in the meanings ascribed to such capitalized term, the definition of the capitalized term in this Note shall control.
The indebtedness of the Company evidenced by the Notes, including the principal thereof and interest thereon, is subordinate and junior in right of payment to obligations of the Company constituting the Senior Company Indebtedness (as defined in the Base Indenture) and, in certain circumstances, to Other Company Obligations (as defined in the Base Indenture), in each case, on the terms and subject to the terms and conditions as provided and set forth in Article XV of the Base Indenture and shall rank pari passu in right of payment with all other Notes and with all other unsecured subordinated indebtedness of the Company issued under the Indenture and not by its terms subordinate and junior in right of payment to the promissory notes, bonds, debentures or other evidences of indebtedness of types that include the Notes. Each Holder of this Security, by the acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

The Notes are intended to be treated as tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”) as then in effect and applicable to the Company. If an Event of Default with respect to Notes shall occur and be continuing, the principal and interest owed on the Notes shall only become due and payable in accordance with the terms and conditions set forth in Article V of the Base Indenture and Section 2.07 of the Second Supplemental Indenture. Accordingly, the Holder of this Note has no right to accelerate the maturity of this Note in the event the Company fails to pay interest on any of the Notes or fails to perform any other obligations under the Notes or in the Indenture that are applicable to the Notes other than in the case of an Event of Default.
The Notes of this series shall not be redeemable prior to the Maturity Date. Notwithstanding the foregoing sentence, the Company may redeem the Notes: (a) in whole or in part on or after March 15, 2021 and (b) in whole, but not in part, at any time within 90 days following the occurrence of (i) a Tax Event, (ii) a Regulatory Capital Treatment Event or (iii) the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. No such redemption of the Notes by the Company prior to the Maturity Date shall be made without the prior approval of the Federal Reserve Board if such prior approval is or will be required at the scheduled Redemption Date in order for the Notes to qualify as tier 2 capital of the Company under the rules and guidelines of the Federal Reserve Board.
The Notes of this series are not entitled to the benefit of any sinking fund. The Notes are not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.
The Base Indenture provisions relating to defeasance and covenant defeasance in Sections 13.02 and 13.03 of the Base Indenture shall not be applicable to the Notes.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes of each series (each series voting as a class) affected thereby and at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of a series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000 in excess of $1,000.
The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
Wells Fargo Bank, National Association will act as the Company’s principal Paying Agent with respect to the Notes through its offices presently located at 150 East 42nd Street, 40th Floor, New York, New York 10017. The Company may at any time rescind the designation of a Paying Agent, appoint a successor Paying Agent, or approve a change in the office through which any Paying Agent acts.
Notices to the Holders of registered Notes will be mailed to such Holders at their respective addresses in the Security Register will be deemed to have been given on the fourth weekday (being a day other than Saturday or Sunday) after the date of mailing. The Indenture contains provisions setting forth certain conditions to the institution of proceedings by the Holders of Notes with respect to the Indenture or for any remedy under the Indenture.
THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[end reverse side of note]

ASSIGNMENT FORM
To assign the within Security, fill in the form below:
I or we assign and transfer the within Security to:

_______________________________
(Insert assignee’s legal name)

________________________________
(Insert assignee’s social security or tax I.D. no.)

_________________________________

_________________________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint as agent to transfer this Security on the books of Independent Bank Group, Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Your Name:
Date:

Signature Guarantee: *
NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $90,000,000. The following increases or decreases in the principal amount of this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in the Principal Amount of this Global Note	Principal Amount of this Global Note following such Decrease or Increase	Signature of Authorized Signatory of Trustee